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                                                                     Exhibit 1.1


                                FLUOR CORPORATION

                        2,000,000 Shares of Common Stock
                           (par value $0.01 per share)

                          EQUITY DISTRIBUTION AGREEMENT

March 14, 2005

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     Fluor Corporation (the "Company"), confirms its agreement with UBS Securities LLC (the "Manager"), as follows:

     SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, up to 2,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms set forth in Section 3 of this Agreement. The Company agrees that whenever it determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a "Terms Agreement") in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Manager that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"). A registration statement on Form S-3 (Registration No. 333-121626) including a form of prospectus and such amendments or supplements to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Act, has been filed with the Securities and Exchange Commission (the "Commission"), and has become effective and which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). The Company has prepared a prospectus supplement with respect to the Shares (the "Prospectus Supplement"), including the prospectus included in the registration statement referred to above and the documents incorporated by reference therein, setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. No stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto has been issued and served on the Company, and no proceedings for that purpose are pending or, to the



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knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been made available or delivered to the Manager. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the Prospectus Supplement, including the final form of prospectus included in the Registration Statement, as the same may be amended or supplemented from time to time, other than by a prospectus supplement relating solely to the offering of securities other than the Shares, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As of the close of business on March 10, 2005, 8,787,346 shares of the Common Stock were available for issuance pursuant to the Registration Statement, which permits their sale in the manner contemplated by this Agreement.

     (b) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Filing Date (as defined below), did or will in all material respects comply with all applicable provisions of the Act and the Exchange Act. The Registration Statement, when it became effective, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The foregoing representations and warranties in this Section 2(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Manager furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

     (c) The documents which are incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such


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documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference shall, when they became or become effective under the Act or when they were or are filed with the Commission, as the case may be, conform in all material respects with the requirements of the Act or the Exchange Act, as applicable.

     (d) Fluor Enterprises, Inc. is the Company's only "significant subsidiary" as that term is defined in Rule 1-02 of Regulation S-X. Complete and correct copies of the certificates of incorporation or other organizational documents and of the bylaws of the Company and Fluor Enterprises, Inc. (the "Subsidiary") and all amendments thereto have been made available or delivered to the Manager. The Company and the Subsidiary are each a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and the Subsidiary each has the corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Prospectus. The Company and the Subsidiary each is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it, or the character of the assets owned or leased by it, makes such licensing or qualification necessary, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company and the Subsidiary taken as a whole (a "Material Adverse Effect"). All of the outstanding shares of the capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiary and as disclosed in the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

     (e) Ernst & Young LLP (the "Accountants"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are, to the knowledge of the Company, independent public or certified public accountants as required by the Exchange Act. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be otherwise disclosed in


                                       3

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the Prospectus, including the financial statements and supporting schedules required to be included in the Registration Statement

     (f) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; the Shares to be issued and sold by the Company pursuant to this Agreement and any Terms Agreement have been duly authorized and upon such issuance will be validly issued, fully paid and non-assessable and are not subject to any preemptive right, right of first refusal or similar right and the holders of the Shares will not be subject to personal liability by reason of being such holders under the Delaware General Corporation Law or the Company's Certificate of Incorporation or bylaws. The description of the Common Stock in the Prospectus is complete and accurate in all material respects. Except as set forth in the Prospectus and except for such amounts that would not have a Material Adverse Effect, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible or exchangeable into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company, any shares of capital stock of the Subsidiary or any such warrants, convertible or exchangeable securities or obligations. The descriptions of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus, accurately present the information required to be shown with respect to such plans, arrangements, options and rights.

     (g) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (h) Subsequent to the respective dates as of which information is given in the Prospectus, except as set forth in or contemplated by the Prospectus, (i) there has not been and will not have been any material change in the capitalization of the Company or the Subsidiary, or any material adverse change in the condition, financial or otherwise, earnings, business, operations or prospects of the Company and the Subsidiary, taken as a whole, (ii) neither the Company nor the Subsidiary has incurred nor will incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein or in the ordinary course of business or as otherwise disclosed on a Current Report on Form 8-K filed with the Commission and (iii) except for dividends on shares of its capital stock, if and when declared, neither the Company


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nor the Subsidiary has and neither of them will have paid or declared any dividends or other distributions of any kind on any class of their respective classes of capital stock.

     (i) Except as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending, or to the knowledge of the Company, after due inquiry threatened (i) against or affecting the Company or the Subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or the Subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) it is reasonably expected that such action, suit or proceeding will be determined against the Company or the Subsidiary and (B) any such action, suit or proceeding, if so determined adversely would have a Material Adverse Effect on the Company or the Subsidiary or on the transactions contemplated hereby. Except as set forth in the Prospectus, no material labor dispute with the employees of the Company or the Subsidiary exists or the knowledge of the Company, is threatened or imminent.

     (j) The Company and the Subsidiary each has (i) all governmental licenses, permits, consents, orders, approvals and other authorizations, and has made all governmental or regulatory filings, as are necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not in breach of or default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except where the effect such failures to obtain, make, comply or perform or such breaches, individually or in the aggregate, would not reasonably be expected result in a Material Adverse Effect and no event has occurred which with notice, lapse of time or both would result in such breach or default. Neither the Company nor the Subsidiary is in violation of any provision of its charter or by-laws.

     (k) The Company has corporate power and authority to enter into this Agreement and will have, at the time of execution thereof, corporate power and authority to enter into any Terms Agreement. This Agreement has been and any Terms Agreement will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company and constitutes and, in the case of any Terms Agreement, will constitute, a valid and binding agreement of the Company and is enforceable, and, in the case of any Terms Agreement, will be enforceable, against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any Terms Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or


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encumbrance upon any of the assets of the Company or the Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or the Subsidiary, any contract or other agreement to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or the Subsidiary the effect of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or any national, state or local governmental agency, regulatory commission, board, authority or body is required in connection with the (i) authorization, issuance, sale or delivery of the Shares by the Company,
(ii) the execution, delivery and performance of this Agreement and any Terms Agreement by the Company or (iii) the taking by the Company of any other action contemplated hereby, except in each case as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offer and sale through the Manager of the Shares.

     (m) Except as set forth in the Prospectus, the Company and the Subsidiary each has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in paragraph (e) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or the Subsidiary are held under valid and enforceable leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

     (n) The Company and the Subsidiary each own, license or otherwise have the full and exclusive right to use sufficient trademarks and trade names which are reasonably necessary for the conduct of their respective businesses as described in the Prospectus. To the Company's knowledge, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name that, if the subject of an unfavorable decision, would have a Material Adverse Effect. The use, in connection with the business and operations of the Company and its Subsidiary, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

     (o) The Company is not, and after receipt of payment for the Shares and application of the proceeds as described in the Prospectus, will not be, required to register


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as an "investment company" within the meaning of the Investment Company Act of
1940, as amended.

     (p) The Company has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (q) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or the offering of the Shares, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof.

     (r) The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange (the "NYSE").

     (s) Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any officer, director, employee or agent acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiary have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Effect. "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

     (t) The Company and the Subsidiary have insurance of the types and in such amounts as are generally deemed adequate in the business in which they engage as described in the Prospectus; and the Company has no reason to believe that it or the Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its proposed business at a cost that would not reasonably be expected to result in a Material Adverse Effect.

     (u) Except as set forth in the Prospectus, the Company and the Subsidiary and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the


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Subsidiary or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA, except to the extent that any such noncompliance would not result in a Material Adverse Effect. "ERISA Affiliate" means, with respect to the Company or the Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or the Subsidiary is a member. No "reportable event" (as defined under section 4043 of ERISA) for which reporting has not been waived has occurred in the past three (3) years or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA) that would have a Material Adverse Effect. Neither the Company, the Subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

     (v) Neither the Company nor the Subsidiary is, and if operated in the manner described in the Prospectus, will not be a "broker" within the meaning of
Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

     (w) The Common Stock is an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection
(c)(1) of such rule.

     (x) Except as contemplated by Section 3 of this Agreement, the Company has not incurred any liability for any finder's fees or similar payments for the shares in connection with the transactions herein contemplated.

     (y) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or other representative in respect of the Shares.

     (z) Each of the Company and the Subsidiary employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's

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management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

     (aa) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (the "Sarbanes-Oxley Act") with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

     SECTION 3. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

     (i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time). The Company will designate the maximum amount of Shares to be sold by the Manager daily as reasonably agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the designated Shares. The gross sales price of any Shares sold under this Section 3(a) shall be the aggregate market price for shares of the Company's Common Stock sold by the Manager under this Section 3(a) on the NYSE at the time of such sale for such Shares.

     (ii) Notwithstanding the foregoing, the Company may, at any time from time to time, instruct the Manager by telephone (confirmed promptly by facsimile) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company's Board of Directors and notified to the Manager in writing. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

     (iii) The Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company, pursuant to this Section 3(a), other than (a) by means of ordinary brokers' transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as "At the Market Offerings") and (b) such other sales of Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager. The Company acknowledges and agrees that in the event a sale of Shares on behalf of the Company would constitute the sale of a "block" under Rule 10b-18(a)(5) under the Exchange Act or a "distribution" within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an "underwriter" under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager's request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountants' letters and officers' certificates pursuant to Section 5 hereof that the Company would be required to provide to the Manager in connection with a sale of Shares pursuant to a Terms Agreement, each dated the Settlement Date, and such other documents and information as the Manager shall reasonably request.

     (iv) The compensation to the Manager for sales of Shares, as an agent of the Company, shall be 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a), and such rate of compensation shall not apply when the Manager acts as principal. The remaining proceeds, after further deduction for any transaction fees imposed on the Manager by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

     (v) The Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this
Section 3(a) setting forth the number of Shares sold on such day, the gross sales price, the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

     (vi) Settlement for sales of Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a "Settlement Date"). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of Shares to the Manager's account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (a) hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (b) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for Shares delivered by the Company, the Manager shall pay the Company interest on the amount of the proceeds to which the Company is entitled based on the effective overnight Federal Funds Rate (as defined below) until such proceeds plus interest are paid. For purposes of this Agreement, "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding business day by the Federal Reserve Bank of New York or, if such is not published for any day that is a business day, the average quotations, for the day, of such transactions received by the Manager from three Federal funds brokers of recognized standing.

     (vii) At each Settlement Date and Filing Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement, except that the Company shall be deemed to have affirmed the representations and warranties contained in Sections 2(s), 2(u) and 2(aa) only at each Filing Date. The Company covenants and agrees with the Manager that (a) on or prior to each Filing Date for periods in which sales of Shares were made by the Manager pursuant to this Section 3(a), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of Shares sold through the Manager as agent pursuant to this Section 3(a) in At the Market Offerings, the Net Proceeds to the Company and the compensation paid by the Company to the Manager with respect to such sales of Shares pursuant to this
Section 3(a) and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such Exchange. For purposes of this Agreement, "Filing Date" shall mean each date on which the Company is required under the Exchange Act to file a quarterly report on Form 10-Q or an annual report on Form 10-K, as applicable. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

     (b) (i) If the Company wishes to issue and sell Shares other than as set forth in Section 3(a) of this Agreement (each, a "Placement"), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

     (ii) The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

     (c) (i) Under no circumstances shall the number of Shares sold pursuant to this Agreement and any Terms Agreement exceed the number set forth in Section 1 or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

     (ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Manager shall calculate on a weekly basis the ADTV (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

     (d) Each sale of Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 5 of this Agreement and any other information or documents reasonably required by the Manager.

     SECTION 4. Covenants of the Company. The Company agrees with the Manager:

     (a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act, (i) to notify the Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information with respect thereto; (ii) provided that the Company has not suspended the offering of the Shares in accordance with Section 3(a)(ii), to prepare and file with the Commission, promptly upon the Manager's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Manager's reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; (iii) not to file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Stock) other than pursuant to this Agreement) unless a copy thereof has been submitted to the Manager a reasonable period of time before the filing; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and to advise the Manager of any such filing; and (v) to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (b) To promptly advise the Manager, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, and provided that the Company has not suspended the offering of the Shares in accordance with
Section 3(a)(ii), to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which the Manager shall reasonably object in writing within one business day.

     (c) To make available to the Manager, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Manager, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Manager may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Manager will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and for so long as this Agreement is in effect and provided that the Company has not suspended the offering of the Shares in accordance with Section 3(a)(ii), the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

     (d) To promptly notify the Manager to suspend the offering of Shares upon the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, provided that the Company has not suspended the offering of the Shares in accordance with Section 3(a)(ii), to prepare and furnish, at the Company's expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and, to the extent it relates solely to the Shares, to furnish the Manager with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish at the Company's own expense to the Manager, copies in such quantities and at such locations as the Manager may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or (ii) not, in the light of the circumstances when it is so made, be misleading, or (iii) comply with applicable securities laws.

     (e) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

     (f) To furnish to the Manager any of the following items that are not filed with the Commission via EDGAR (i) copies of any reports or other communications which the Company shall send directly to all of its stockholders (except with respect to information on the Company's website) and (ii) copies of any financial statements or reports filed with any national securities exchange on which any class of securities of the Company is listed, in each case as soon as such reports, communications, documents or information becomes available.

     (g) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, each Prospectus Supplement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares,
(iii) any power of attorney with respect to the Company and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable and documented disbursements of counsel for the Manager in connection with such qualifications) and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD (including the reasonable legal fees and other reasonable disbursements of counsel for the Manager in connection with any such filing) and (vii) the reasonable fees and disbursements of the Company's counsel and accountants. The Manager will pay its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements of its legal counsel; provided, however, that if, within one year of the date of this Agreement, the Company terminates this Agreement and 500,000 shares of the Shares have not been sold through the Manager pursuant to the terms of this Agreement or to the Manager pursuant to any Terms Agreement then the Company will promptly, upon the request of the Manager, reimburse the Manager for the reasonable fees and disbursements of the Manager's legal counsel incurred in connection with the entering into of this Agreement and the matters contemplated hereby but not to exceed an aggregate of $50,000.

     (h) To apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

     (i) Not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for
(i) the registration of the Shares and the sales through the Manager pursuant to this Agreement or to the Manager pursuant to any Terms Agreement, (ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company and (iii) shares and/or options granted pursuant to employee benefit and executive compensation plans and shares of Common Stock issuable upon the exercise of such outstanding options during the period from the date of this Agreement through the final Filing Date for the sale of Shares pursuant to
Section 3(a) of this Agreement, (iv) issuances of shares in private transactions exempt from registration under the Act and (v) the exercise or conversion of any security which can be converted into Common Stock, without giving the Manager at least one business day's prior written notice as provided in Section 3(a)(ii) requiring the Manager to suspend activity under this program for such period of time as requested by the Company.

     (j) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or
(iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in
Section 5(f) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (k) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares or there is filed with the Commission any document incorporated by reference into the Prospectus), or (ii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company ("Company Counsel"), or other counsel reasonably satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Exhibit A of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (l) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares),
(ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Eric Helm, or such other attorney reasonably satisfactory to the Manager, in-house counsel to the Company ("General Counsel"), dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Manager of the same tenor as the opinions referred to in Exhibit B of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (m) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) at the Manager's oral or written request and upon reasonable advance oral or written notice to the Company, Shares are delivered to the Manager pursuant to a Terms Agreement, (iii) the Company shall file an annual report on Form 10-K or (iv) at the Manager's request and upon reasonable advance notice to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K) incorporated by reference into the Prospectus which contains additional amended financial information, to cause the Accountants, or other independent accountants reasonably satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     (n) That it consents to the Manager trading in the Company's Common Stock for the Manager's own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

     (o) For three years from the date of this Agreement or of any Terms Agreement, to furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants.

     (p) If to the knowledge of the Company, any condition set forth in Section 5(a) or 5(h) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

     (q) Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     (r) To disclose, as required by the Exchange Act, in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K, the information with respect to sales of Shares pursuant to this Agreement.

     (s) That each acceptance by the Company of an offer to purchase Shares hereunder through the Manager as sales agent, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

     SECTION 5. Conditions of Manager's Obligations. The obligations of the Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(j) of this Agreement, the date of any executed Terms Agreement and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and
(iii) to the following additional conditions precedent.

     (a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under
Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (b) No material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and the Subsidiary taken as a whole shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) shall have been entered into by the Company or the Subsidiary.

     (c) The Company shall furnish to the Manager, at every date specified in
Section 4(k) of this Agreement, an opinion of Company Counsel, addressed to the Manager, and dated as of such date, and in the form set forth on Exhibit A to this Agreement.

     In rendering the foregoing opinion, counsel may rely, to the extent it deems such reliance proper, on the opinions (in form and substance reasonably satisfactory to the Manager) of other counsel acceptable to the Manager as to matters governed by the laws of jurisdictions other than the United States, the State of Delaware and the State of New York, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Manager are justified in relying on such opinions of other counsel.

     (d) At the dates specified in Section 4(m) of this Agreement, the Manager shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.

     (e) The Manager shall have received, at every date specified in Section 4(l) of this Agreement, the favorable opinion of the General Counsel, dated as of such date, and in the form set forth on Exhibit B to this Agreement; provided, however, that, on any date that (x) the General Counsel is required to deliver an opinion pursuant to Section 4(l) of this Agreement, and (y) the Company Counsel is not required to deliver an opinion pursuant to Section 4(k) of this Agreement, the opinion to be provided by the General Counsel on such date pursuant to this Section 5(i) shall also include the opinions set forth in paragraphs (a) through (c), (f) and (g) of Exhibit A of this Agreement.

     (f) The Company will deliver to the Manager a certificate of the Company,
(i) dated as of and delivered on each Filing Date and (ii) dated as of and delivered on the Time of Delivery pursuant to any Terms Agreement (each, a "Certificate Date"), executed on behalf of the Company by two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, and (ii) the conditions set forth in paragraphs (a) and (b) of Section 5 have been met.

     (g) The Manager shall have received, upon commencement of the offering of shares under this Agreement, and at each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus

Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares) or (ii) Shares are delivered to the Manager pursuant to a Terms Agreement, the favorable opinion of Morrison & Foerster LLP, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.

     (h) All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

     (i) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

     SECTION 6. Indemnification and Contribution.


     (a) The Company agrees to indemnify, defend and hold harmless the Manager, its partners, directors and officers, and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information, in light of the circumstances in which they were made, not misleading.

     If any action, suit or proceeding (together, a "Proceeding") is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall be entitled to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable and documented fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable and documented fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) The Manager agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall be entitled to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable and documented fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such reasonable and documented fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but if settled with the written consent of the Manager, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if, the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Manager from the sale of Shares on behalf of the Company or as principal. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 6, the Manager shall not be required to contribute any amount in excess of commissions received by it under the Agreement or any amount by which the total price at which, in the aggregate, the Shares sold by the Manager under this Agreement exceeds the amount of any damage which the Manager has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto or any Terms Agreement, and the agreements of the Manager contained in Section 6 of this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

     SECTION 8. Termination.

     (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then
Section 4(p) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 4(g), Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

     (b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

     (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties or upon settlement of the sale of all the Shares in the aggregate in or more offerings; provided that any such termination by mutual agreement or following the sale of all of the Shares in the aggregate in one or more offerings shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect.

     (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

     (e) In the case of any purchase by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of the Manager, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there shall have occurred any actual downgrading in the rating accorded any securities of or guaranteed by the Company or any subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the Time of Delivery, trading in securities on the New York Stock Exchange, the AMEX or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established, trading in the securities of the Company on the New York Stock Exchange, the AMEX or the Nasdaq National Market shall have been suspended, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Manager's judgment, to make it impracticable to market the Shares. If the Manager elects to terminate its obligations pursuant to this Section 8(e), the Company shall be notified promptly in writing.

     SECTION 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and any Terms Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department, Fax No. (212) 821-6186, with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, CT, 06901,
Attention: Legal and Compliance Department, Fax No. (203) 719-0680; if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at One Enterprise Drive, Aliso Viejo, California 92656, Attention: Eric P. Helm, Fax No. (949) 349-4517. Each party to this Agreement and any Terms Agreement may change such address for notices by sending to the parties to this Agreement and any Terms Agreement written notice of a new address for such purpose.

     SECTION 10. Parties. The Agreement herein set forth and any Terms Agreement have been and are made solely for the benefit of the Manager and the Company and to the extent provided in Section 6 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of the Shares, as such purchaser, from any of the Manager) shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

     SECTION 11. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or combination of shares effected with respect to the Shares.

     SECTION 12. Additional Sales Agents and/or Principals Other Than in At the Market Offerings. Notwithstanding any provision in this Agreement to the contrary, the Manager acknowledges and agrees that the Company may, without penalty or recourse under this Agreement, enter into separate agreements with one or more nationally prominent investment banks whereby each such investment bank shall act as a sales agent and/or principal for the issuance and sale of shares of the Company's securities in other than at the market offerings as that term is defined in Rule 415(a)(4) under the Act.

     SECTION 13. Entire Agreement. This Agreement and any Terms Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     SECTION 14. Counterparts. This Agreement and any Terms Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     SECTION 15. Applicable Law. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles.

     SECTION 16. Headings. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

     SECTION 17. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement and any Terms Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement and any Terms Agreement. The Company agrees that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     SECTION 18. Miscellaneous. The Manager, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because the Manager is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of the Manager may have lending relationships with issuers of securities underwritten or privately placed by the Manager. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Manager.

     If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of facsimile or other written communications.

                                       Very truly yours,


                                       FLUOR CORPORATION


                                       By: /s/ Joanna Oliva
                                           -------------------------------------
                                           Name:  Joanna Oliva
                                           Title: Vice President and Treasurer


ACCEPTED as of the date
first above written

UBS SECURITIES LLC

By: /s/ Stephen A. Cruise
   ------------------------------
   Name:  Stephen A. Cruise
   Title: Managing Director


UBS SECURITIES LLC


By: /s/ Jason Wortendyke
   -------------------------------
   Name:  Jason Wortendyke
   Title: Director

                                    EXHIBIT A

                   OPINIONS TO BE DELIVERED BY COMPANY COUNSEL

     (a) The Company is a validly existing corporation in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement. The Company is qualified to do business as a foreign corporation in the jurisdictions listed on Annex A to such opinion.

     (b) The Shares have been duly authorized and, when issued and sold to or through the Manager, and paid for by the Manager, in accordance with the terms of this Agreement and any applicable Terms Agreement, will be validly issued and fully paid and nonassessable.

     (c) The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company.

     (d) The execution and delivery by the Company of this Agreement and the issuance and sale by the Company of the Shares to or through the Manager: (i) do not and will not violate the charter or bylaws of the Company; and (ii) do not and will not breach the terms of (a) any agreement identified to such counsel in a certificate (attached to such opinion) by the Company as being material to which the Company is a party or (b) any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate (attached to such opinion) of the Company as constituting all orders, judgments or decrees binding on the Company, in either case based solely on such counsel's review of such agreements, orders, judgments or decrees.

     (e) The execution, delivery and performance by the Company of this
Agreement:

     (i) do not and will not violate any law, rule or regulation currently in effect of the State of Delaware or the United States of America applicable to the Company and (ii) do not and will not require any filing with or approval of any governmental authority or regulatory body of the State of Delaware or the United States of America under any law or regulation of the State of Delaware or the United States of America applicable to the Company or the Delaware General Corporation Law, except for such filings or approvals as already have been made or obtained under the Act. Other than the last clause of the preceding sentence, such counsel need not express any opinion in this paragraph regarding federal or state securities laws.

     (f) Insofar as the statements in the Prospectus under the caption "Description of Common Stock" constitute a summary of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Act and the rules and regulations of the Securities and Exchange Commission relating to registration statements on Form S 3 and prospectuses forming a part thereof.

     (g) The Registration Statement, at the time it became effective (which, for purposes of this opinion, shall have the meaning set forth in Rule 158(c) under the Act), and the Prospectus (except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting of financial nature included or incorporated by reference therein as to which such counsel expresses no opinion) appear on their face to comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

     In addition, Company Counsel shall provide a letter that states the following:

     In reliance on the order of the Securities and Exchange Commission declaring the Registration Statement effective, such counsel is of the opinion that the Registration Statement has become effective under the Act. To such counsel's knowledge, based solely upon telephonic confirmation from the Staff of the Commission on [date], as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and representatives and counsel of the Manager at which the contents of the Prospectus and related matters were discussed. Because the purpose of such counsel's professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit such counsel to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or the Prospectus, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except insofar as such statements specifically relate to such counsel.

     On the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included or incorporated by reference therein, as to which such counsel does not express any opinion or belief, no facts have come to such counsel's attention that led such counsel to believe: (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or
(ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B

                   OPINIONS TO BE DELIVERED BY GENERAL COUNSEL

     (a) The Company is qualified to do business in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

     (b) The Subsidiary is a validly existing corporation in good standing under the laws of the State of California. The Subsidiary has the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Subsidiary is qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

     (c) All of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the knowledge of such counsel, any pending or threatened claim.

     (d) To such counsel's knowledge, the Shares to be sold by the Company when paid for in accordance with the terms of this Agreement and any applicable Terms Agreement will not have been issued in violation of any preemptive right, right of first refusal or similar right and will not be subject to any right of first refusal or preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Subsidiary's charter or bylaws or
(iii) any instrument, document, contract or other agreement specifically filed as an exhibit to the documents that were included or incorporated by reference in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement. Except as described in the Registration Statement or the Prospectus and except for such amounts that would not have a Material Adverse Effect, to such counsel's knowledge, there (x) is no commitment or arrangement to issue, and (y) are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or the Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

     (e) To such counsel's knowledge, neither the Company nor the Subsidiary is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     (f) There is no instrument, document, lease, license, contract or other agreement (collectively, "Documents") required by the Act to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     (g) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is the subject which, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (h) None of the Company or the Subsidiary is (i) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act or
(ii) a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

     (i) Insofar as the statements in the Registration Statement under the caption "Indemnification of Directors and Officers" and the statements incorporated by reference into the Registration Statement from the Company's Form 10-K under the caption "Legal Proceedings" constitute a summary of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Act and the rules and regulations of the Commission relating to registration statements on Form S 3 and prospectuses forming a part thereof.

     (j) The Shares have been duly authorized for listing by the NYSE upon official notice of issuance.

     (k) To such counsel's knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

                                                                         Annex I

                                FLUOR CORPORATION

                                  Common Stock

                                 TERMS AGREEMENT


                                                          ______, 200__


UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171

Dear Sirs:

     Fluor Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated February __, 2005 (the "Equity Distribution Agreement"), between the Company and UBS Securities LLC, to issue and sell to UBS Securities LLC the securities specified in the Schedule hereto (the "Purchased Securities") [, and solely for the purpose of covering over-allotments, to grant to UBS Securities LLC the option to purchase the additional securities specified in the Schedule hereto (the "Additional Securities")]*.

     [UBS Securities LLC shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by UBS Securities LLC to the Company for the Purchased Securities. This option may be exercised by UBS Securities LLC at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the "Option Closing Date"; provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*

     Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by UBS Securities LLC, as agent of the Company,



------------
* Include only if UBS Securities LLC has an over-allotment option.

of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]*, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to you is now proposed to be filed with the Securities and Exchange Commission.

     Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to UBS Securities LLC and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.



------------
* Include only if UBS Securities LLC has an over-allotment option.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                               FLUOR CORPORATION

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


ACCEPTED as of the date
first above written

UBS SECURITIES LLC


By:
   -----------------------------
   Name:
   Title:


UBS SECURITIES LLC


By:
   -----------------------------
   Name:
   Title:

                                                             Schedule to Annex I


Title of Purchased Securities [and Additional Securities]*:
     Common Stock, par value $.01 per share

Number of Shares of Purchased Securities:

[Number of Shares of Additional Securities:]*

[Price to Public:]

Purchase Price by UBS Securities LLC:

Method of and Specified Funds for Payment of Purchase Price:
     By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
     Free delivery of Shares to the Manager's account at the Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

     The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:
               (1) The opinion referred to in Section 4(k).
               (2) The opinion referred to in Section 4(l).
               (3) The opinion referred to in Section 5(g)
               (4) The accountants' letter referred to in Section 4(m).
               (5) The officers' certificate referred to in Section 4(j).
               (6) Such other documents as the Manager shall reasonably request.



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* Include only if UBS Securities LLC has an over-allotment option.